                     INVESTMENT AND STOCKHOLDERS AGREEMENT

         Investment and Stockholders Agreement dated as of November 17, 1997 (the "Agreement"), by and among CUC International Inc., a Delaware corporation with principal offices at 707 Summer Street, Stamford, Conn. 06901 ("CUC"), Net Grocer Inc., a Delaware corporation with principal offices at 919 Third Avenue, 18th floor, New York, New York 10022 ("NetGrocer" or the "Company"), and the stockholders of the Company listed on the signature pages hereto (the "Stockholders").

         WHEREAS, the Company operates an Internet-based service (the "NetGrocer Service"), currently under the name "NetGrocer", which, among other things, provides grocery shopping services to individuals, businesses and other groups;

         WHEREAS, the NetGrocer Service is accessible for usage through its World Wide Web site on the Internet (the "NetGrocer Website"), which is currently identified as "www.netgrocer.com";

         WHEREAS, CUC operates an Internet-based business under the name "NetMarket" (such business, "NetMarket"), which provides online, membership-based consumer services, in such areas as travel, shopping, auto and dining, to its members as well as to other individuals, businesses and groups;

         WHEREAS, NetMarket is accessible for membership and usage through its World Wide Web site on the Internet (the "NetMarket Website"), which is currently identified as "www.netmarket.com";

         WHEREAS, concurrently with the execution of this Agreement, CUC and the Company are also entering into a Marketing Agreement (the "Marketing Agreement"), pursuant to which, among other things, NetMarket will offer direct access from the NetMarket Website to the NetGrocer Website to all users of NetMarket and NetGrocer will offer direct access from the NetGrocer Website to the NetMarket Website to all users of NetGrocer;

         WHEREAS, CUC desires to acquire a convertible debenture of the Company in the form attached hereto as Exhibit A (the "Convertible Debenture"), which Convertible Debenture may be converted at any time at CUC's option into a certain number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and the Company desires to issue and sell to CUC such Convertible Debenture (and, upon conversion of such Convertible Debenture, the shares of Common Stock issuable upon such conversion), in each case upon the terms and subject to the conditions of this Agreement;

         WHEREAS, the Stockholders believe it to be in their best interests and in the best interests of the Company that they enter into this Agreement providing for, among other things, certain rights and restrictions with respect to the shares of Common Stock owned by them and their transferees.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound hereby, CUC and NetGrocer agree as follows:


                                   ARTICLE I
                          DEFINITIONS; INTERPRETATION

         1.1 Definitions. As used in this Agreement, unless the context requires otherwise, the following terms shall have the meanings ascribed to them below (such terms to be equally applicable to both singular and plural forms of the terms defined or referred to):

         "Affiliate" or "affiliate" means, with respect to any specified person, (x) any general partner, director or senior executive of, or any person or entity that beneficially owns at least a majority of the issued and outstanding capital stock or other equity interests of, such specified person, or (y) any other person or group of persons directly or indirectly controlling, controlled by or under common control with, such specified person, at any time during the period for which such affiliation is being determined.

         "Associate" or "associate" means, with respect to any specified person, (x) any limited partner or employee of such specified person, (y) any lineal descendant, spouse, member of the immediate family, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such specified person, or (z) any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such specified person.

         "Board" means the Board of Directors of the Company as constituted from time to time.

         "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of New York State.

         "Capital Stock" means any (i) capital stock of any class or classes of the Company, and any other equity securities of, or other equity or ownership interests in, the Company and (ii) any securities or rights convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any of the items referred to in clause (i) above, including, but not limited to, the Common Stock and any options to purchase Common Stock. The term "Capital Stock" shall include, except as otherwise provided herein, any and all shares of capital stock or other equity securities of or interests in the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for any shares of Capital Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

         "Charter Documents" means the Certificate of Incorporation and By-Laws of the Company, as may be in effect from time to time.

         "control" (including, with correlative meanings, such similar terms as "controlling", "controlled by" or "under common control with"), as applied to any specified person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified person, whether through the ownership of voting securities, by contract or otherwise.

         "Default" means, with respect to any particular agreement, (x) any material breach of or default under such agreement, (y) any event which could (either with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration or any obligation to repay with respect to such agreement, or (z) any event which could result in either a material increase in the obligations or liabilities of, or a material loss of any benefit to which, the party in question or any of its affiliates may be entitled or subject to under such agreement.

         "Duly Endorsed" means (i) duly endorsed in blank by the person or persons in whose name a stock certificate or certificate representing a debt security is registered or (ii) accompanied by a duly executed stock or security assignment separate from the certificate, in each case with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers, Inc.

         "Fully-Diluted Basis" means taking into account all of the outstanding capital stock of, and other equity interests in, the Company owned or held by the person or persons in question, including the number of shares of capital stock and other equity interests which would be issued to or received by such person or persons assuming (x) the conversion of all outstanding shares of convertible capital stock and other convertible securities of the Company held by such person or persons and (y) the exercise of all warrants, options and other rights (including, without limitation, employee stock options), whether vested or unvested, to purchase capital stock of, or other equity interests in, the Company which are then owned or held by such person or persons; provided that, for purposes of this definition of "Fully-Diluted Basis", in calculating the amount of shares or other equity interests which would be outstanding upon the conversion of any options referred to in clause (y) above, there shall not be included in such amount (i) an amount equal to ten percent (10%) of the number of shares covered by those employee stock options which have been granted by the Company prior to the date hereof but which are not yet fully vested as of the date hereof, and (ii) any shares covered by those employee stock options which may be granted by the Company after the date hereof either in compliance with the provisions of clauses (A) and (B) of Section 5.1(b)(i) below or with CUC's prior written consent.

         "GAAP" means U.S. generally accepted accounting practices, as in effect on the date any calculation or financial statement preparation hereunder is made, applied on a basis consistent with prior periods.

         "Governmental Entity" means any governmental authority, court, administrative agency or commission or other governmental or regulatory body or entity, whether federal, state, local or foreign.

         "Intellectual Property" means any patent, copyright, trademark, trade name, service mark, service name, brand mark, brand name, logo, Internet domain name or industrial design, any registrations thereof and pending applications therefor (to the extent applicable), any other intellectual property right (including, without limitation, any proprietary know-how, trade secret, trade right, formula, confidential or proprietary report or information, any marketing data, customer list or membership list, and any computer program, software, database right or data right), any license or other contract relating to any of the foregoing, and any goodwill associated with any business owning, holding or using any of the foregoing.

         "IPO" means an initial public offering of common equity securities of the Company involving both (x) the sale of either (i) forty percent (40%) or more of the total common equity of the Company (calculated on a Fully-Diluted Basis) to the general public, or (ii) common equity of the Company to the general public with net proceeds to the Company of not less than $25 million, in either case whether involving a primary offering or secondary offering or a combined primary and secondary offering of such securities, and (y) the listing of such securities on a national securities exchange or on the NASDAQ Stock Market or NASDAQ National Market.

         "Law" means any statute, law, ordinance, rule, regulation or administrative ruling or any governmental permit, franchise or license or any injunction, judgment, order or consent or similar decree or agreement, whether federal, state, local or foreign.

         "Losses" means any and all deficiencies, judgments, settlements, demands, claims, actions or causes of action, assessments, liabilities, losses, damages (whether direct, indirect, incidental or consequential), interest amounts, fines, penalties, costs and expenses (including, without limitation, reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor).

         "Permitted Transferee" means the Company and CUC and, in the case of any party hereto (including CUC and each Stockholder) or any other person admitted as a stockholder of the Company pursuant to the terms of this Agreement: (i) any Affiliate of such party or person, (ii) any Associate of such party or person or of any Affiliate of such party or person, or (iii) any trust, the beneficiaries of which, or corporation or partnership, the stockholders or general or limited partners of which, include only a person specified in clauses (i) or (ii) immediately above; provided that the term "Permitted Transferee" shall only include (x) any bona fide transferee who or which has agreed in writing, in accordance with Section 6.5 hereof, to be bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Stockholder transferring such Shares (except that neither the Company nor CUC need enter into any such separate written agreement), and (y) any bona fide transferee to whom or to which such transfer is in compliance with all applicable securities and other laws.

         "person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

         "Purchase Price" means, with respect to any Capital Stock subject to the provisions of this Agreement, a cash amount equal to the fair market value of the consideration to be paid for such Capital Stock (whether such consideration is in the form of cash, securities, other assets or the assumption of liabilities, or any combination thereof), without assigning any value to the terms of the particular transaction which are generally non-economic in nature (e.g., the representations, warranties, covenants, conditions and indemnification and other such provisions, if any, relating to such transaction) and without assigning any value to any business relationships arising as a result of the consummation of the transaction in question (unless the Board and each of the CUC Nominees mutually agrees to assign a specific value to any such business relationships).

         "Share Ownership Interest" means an amount, expressed as a percentage, equal to the proportionate amount of the Capital Stock and other equity interests in the Company (calculated on a Fully-Diluted Basis) that a particular person owns or holds, in comparison to the total amount of all Capital Stock and other equity interests in the Company (calculated on a Fully-Diluted Basis) that are owned or held by all Stockholders and other persons (including the particular person in question), in each case as of the date in question.

         "Stockholder" shall have the same meaning as set forth in the preamble to this Agreement; provided that the term "Stockholder" shall include both such Stockholder and such Stockholder's Permitted Transferees who or which acquire Capital Stock from such Stockholder and enter into supplementary agreements in accordance with the terms of Section 6.5 of this Agreement, as well as any other person admitted as a stockholder of the Company pursuant to the terms of
Section 6.5 of this Agreement.

         "Taxes" means (A) all taxes, charges, fees, levies, or other similar assessments, including without limitation, income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, estimated and franchise taxes imposed by the United States, any state, local, or foreign government, or any subdivision, agency, or other similar entity of the United States, or any such government, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof, and (B) any Taxes (as defined in clause
(A)) for which the Company is liable as a transferee, indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, understanding or commitment, whether oral or written, or by reason of having been a member of any affiliated, consolidated, combined or unitary group.

         "Tax Returns" means any report, return, statement, or other information required to be supplied to a federal, state, local or foreign taxing authority in connection with Taxes.

         "Third Party" means, with respect to any Stockholder, any person other than such Stockholder's Permitted Transferees.

         "Transfer" means any direct or indirect sale, assignment, transfer, pledge, mortgage, charge, encumbrance or other disposition of the whole or any part of any Stockholder's Capital Stock (or any beneficial interest or voting rights therein) or any grant by such Stockholder of a warrant, option or other right to acquire the whole or any part of such Stockholder's Capital Stock; provided that the term `Transfer' shall not include any bona fide pledge or hypothecation of the whole or any part of such Stockholder's Capital Stock to a financial institution in connection with any loan from such financial institution.

         "Violation" means, with respect to any purchase of securities of the Company, any event or circumstance pursuant to which the purchase of such securities (together with any other purchases of such securities pursuant to this Agreement) would (x) conflict with or result in a violation of, any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to either the Company, CUC or any of their respective subsidiaries or any of their respective assets, or (y) result in a Default, or constitute a Default, under any agreement to which either the Company, CUC or any of their respective subsidiaries is a party or by which any of their respective assets may be bound.

                                   ARTICLE II
                           SHARE SUBSCRIPTION BY CUC;
                         REPRESENTATIONS AND WARRANTIES

         2.1 Subscription for Shares of Common Stock. CUC hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to CUC, the Convertible Debenture in the form attached hereto as Exhibit A (the "Convertible Debenture"), for an aggregate purchase price of U.S.$5,000,000.00. The Company acknowledges and agrees that such Convertible Debenture shall give CUC the right to convert such Convertible Debenture at any time at CUC's option into 42,458 duly authorized, validly issued, fully paid and nonassessable shares (such shares, the "Shares") of Common Stock (subject to adjustment pursuant to the provisions of such Convertible Debenture), that such number of Shares constitutes (assuming that such Convertible Debenture were converted as of the date hereof) a twenty-five percent (25%) Share Ownership Interest, and that such Shares shall, when issued, be validly issued, fully paid and non-assessable and shall be free and clear of any and all Encumbrances (as defined below). Accordingly, CUC shall, no later than two (2) Business Days after the date hereof, pay U.S.$5,000,000.00 to the Company via wire transfer to such U.S. bank account as may be designated by the Company, and promptly following receipt of such amount by such bank, the Company shall deliver to CUC a certificate representing such Convertible Debenture. For purposes of this Agreement, the term "Encumbrance" shall mean and include any mortgage, pledge, claim, charge, lien, encumbrance, interest, option, restriction, condition, violation, security interest or assessment of any nature affecting in any way the assets or property involved.

         2.2 Representations, Warranties and Covenants of Each Party. Each party hereby represents, warrants and covenants, with respect to itself, as of the date of this Agreement (or, as the case may be, as of the date of the supplementary agreement entered into pursuant to Section 6.5 hereof) to the other parties hereto:

                  (a) Valid Existence. If such party is a corporation, partnership or other similar entity, it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, it is in good standing.

                  (b) Power and Authority. It has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and, if required, it has taken all necessary action to authorize such execution, delivery and performance.

                  (c) No Violation or Conflict. The execution and delivery of, and the performance of its obligations under, this Agreement by such party do not and will not (A) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect applicable to such party, (B) with or without the giving of notice or the passage of time or both, result in a breach or constitute a Default under any agreement or instrument to which it is a party or by which it is bound, or (C) require any authorizations, consents, approvals, licenses, exemption or filings with any third party or governmental authority (except with respect to any governmental filings or authorizations required in connection with any of the transactions contemplated pursuant to either Article V or Article VII of this Agreement).

                  (d) Enforceability of Obligations. This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as may be limited by general principles of equity.

                  (e) Absence of Litigation. There is not pending or, to its knowledge, threatened against it any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

         2.3 Representations, Warranties and Covenants of the Company. In addition to the representations and warranties set forth in Section 2.2 above, the Company hereby represents, warrants and covenants to CUC that:

                  (a) Capital Structure. Attached hereto as Schedule 2.3(a)(i) is a true and complete copy of the Charter Documents of the Company, as in effect on the date hereof. Except as set forth in Schedule 2.3(a)(ii), (i) the authorized capital stock of the Company consists solely of one million (1,000,000) shares of Common Stock, and (ii) there are issued and outstanding one hundred and fourteen thousand and forty (114,040) shares of Common Stock and no other shares of Common Stock are issued and outstanding; no Shares are held by the Company in its treasury. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable and are not subject to any preemptive or other similar rights. Except as set forth in Schedule 2.3(a)(ii), there are not as of the date hereof, and there will not be at the Closing, (x) any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company or, to the Company's knowledge, any Stockholder, is a party to, or may be bound by, requiring it to issue, transfer, dispose of, sell, purchase, redeem or otherwise acquire (or to refrain from doing any of the foregoing) any shares of Common Stock or any shares of Capital Stock, and (y) any stockholders' agreements, voting trusts or other agreements or understandings to which the Company or, to the Company's knowledge, any Stockholder, is a party or by which it is bound relating to the voting of, or placing any restrictions on, any shares of the capital stock of the Company.

                  (b) Shares to be Issued to CUC; No Changes in Capital Structure. Immediately after giving effect to the conversion of the Convertible Debenture and assuming such conversion was effective as of the date hereof, the Shares to be issued to CUC upon such conversion shall give CUC a Share Ownership Interest equal to twenty-five percent (25%), as calculated on a Fully-Diluted Basis. Such Shares will not, when issued, be subject to any preemptive or other similar rights. Attached hereto as Schedule 2.3(b) is a true and complete list of all of the holders of record, and to the best knowledge of the Company, all beneficial holders, of Common Stock and of any other Capital Stock as of the date hereof. On and prior to the date hereof, except as set forth on such Schedule 2.3(a)(ii) and except as expressly provided for in this Agreement, the Company has not (i) declared, authorized, set aside, paid or distributed any dividend or other distribution, or any option, warrant, call or right (including preemptive rights), (ii) issued, transferred, disposed, sold, purchased, redeemed or otherwise acquired any shares of Capital Stock, or (iii) entered into any agreement of any character requiring the Company to take any of the actions referred to in clauses (i) and
(ii) above.

                  (c) Compliance with Laws. Except as set forth in Schedule 2.3(c) and except for those matters which in the aggregate would not result in a Company Material Adverse Effect (as defined below), (x) the Company is, and at all times has been, in material compliance with all Laws applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets, and (y) the Company has not received, and does not know of the issuance or threatened issuance by any Governmental Entity, of any notices of violation or alleged violation of any Law applicable to the Company. Except as set forth in Schedule 2.3(c), to the best knowledge of the Company, there is no proposed legislation or Law which, if enacted, is reasonably likely to result in a Company Material Adverse Effect (other than any proposed legislation or Law which could affect generally companies located within the United States or companies operating in the same general industry as the Company). For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, prospects or value of the Company, or any event or circumstance which would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  (d) Litigation. Except as set forth in Schedule 2.3(d)(i), there is no action, suit, claim, investigation or proceeding, whether at law or in equity (each, a "Legal Proceeding"), pending or, to the best knowledge of the Company, threatened that questions the validity of this Agreement or the Marketing Agreement or any action taken or to be taken by the Company or, to the best knowledge of the Company, any Stockholder in connection with any of the transactions contemplated hereby or thereby. Schedule 2.3(d)(i) sets forth an accurate and complete list, and a brief description (setting forth the names of the parties involved, the court or other governmental or mediating entity involved, the relief sought and the substantive allegations and the status thereof), of (a) each material Legal Proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its assets, (b) each pending Legal Proceeding against or affecting the Company or any of its assets which is brought in the form of a class action or a purported class action, and (c) each group of two or more Legal Proceedings which (x) arise out of a common set of facts, events or circumstances, have substantially similar allegations or seek substantially similar relief and (y) when taken together as such a group, is reasonably likely to result in a Company Material Adverse Effect. Except as set forth in
Schedule 2.3(d)(ii), none of the matters listed on such Schedule 2.3(d)(i) should, if adversely determined, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 2.3(d)(iii), to the best knowledge of the Company, no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any claim or Legal Proceeding, other than those listed on Schedule 2.3(d)(i), which could reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Schedule 2.3(d)(iii), there is no outstanding or, to the best knowledge of the Company, threatened judgment, injunction, judgment, order or consent or similar decree or agreement of any Governmental Entity against, affecting or naming the Company or affecting any of its properties or assets.

                  (e) Taxes. Except as set forth in Schedule 2.3(e) and except for those matters which in the aggregate would not result in a Company Material Adverse Effect, (i) all Taxes with respect to any periods ending on or before the date hereof which are due and payable (whether or not shown on any Tax Return) by the Company have been paid in full and no such Taxes remain outstanding, (ii) the Company has established, and prior to the Closing Date will have established, current accruals that are adequate for the payment of all Taxes payable by it which are not yet due and payable with respect to its results of operations for all periods ending on or before the Closing Date,
(iii) the Company has filed all Tax Returns required to have been filed by it prior to the date hereof and no extension of time for filing a Tax Return is presently in effect, (iv) the Tax Returns that have been filed have been accurately prepared, duly and timely filed and are correct and complete in all material respects, (v) the Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid to or owing to any employee, independent contractor, creditor or any other third party, and
(vi) to the best knowledge of the Company, there has been no examination by any Tax authority of any return of the Company or of any other person, firm or corporation for which the Company is liable, and there are no audits, actions, suits, proceedings, investigations or claims now pending or, to the best knowledge of the Company, threatened against the Company in respect of any Taxes. For purposes of this Section 2.3(e), any reference to the Company shall include any corporation which merged with or into or was liquidated into the Company or a subsidiary of the Company or otherwise is a predecessor of the Company or such subsidiary.

                  (f) Pension and Benefit Plans. All employees of the Company are set forth on Schedule 2.3(f), and all Contracts and other agreements with such employees are set forth on Schedule 2.3(n). Except as set forth on Schedule 2.3(n), there are no employee benefit, pension, profit sharing, deferred compensation, welfare or similar plans of the Company with respect to its employees.

                  (g) Financial Advisors. No person or entity has acted directly or indirectly as a broker, finder or financial advisor for or to the Company or, to the best knowledge of the Company, the Stockholders in connection with the negotiations relating to or the transactions contemplated by this Agreement or the Marketing Agreement. No person or entity is entitled to any fee or commission or like payment, or expense reimbursement, in respect of this Agreement or the Marketing Agreement or any of the transactions contemplated hereby or thereby, based in any way on agreements, arrangements or understandings made by or on behalf of the Company or, to the best knowledge of the Company, the Stockholders.

                  (h) Financial Statements. Attached hereto as Schedule 2.3(h) are true, correct and complete copies of (x) the balance sheet of the Company and its consolidated subsidiaries (if any such subsidiaries exist) as at December 31, 1996 and the related statements of earnings, shareholders' equity and cash flows of the Company for the period then ended (including the related notes and schedules thereto, the "1996 Financial Statements"), and (y) the balance sheet (the "Balance Sheet") of the Company and its consolidated subsidiaries (if any such subsidiaries exist) as at September 30, 1997 (the "Balance Sheet Date") and the related statements of earnings, shareholders' equity and cash flows of the Company for the nine-month period then ended (the "Interim Financial Statements", and together with the 1996 Financial Statements, the "Financial Statements"). The Financial Statements were prepared in accordance with the books and records of the Company, are complete and correct in all material respects, have each been prepared in accordance with GAAP and present fairly the consolidated financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of the Company as at the dates and for the periods indicated (subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments).

                  (i) No Undisclosed Liabilities. Except as set forth in
Schedule 2.3(i), both as of September 30, 1997 and since such time, the Company has not had, and it has not incurred, any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), other than in the ordinary course of the Company's business, and, to the best knowledge of the Company, there was no basis for the assertion of any claim or liability of any nature against the Company that would be required to be disclosed on a balance sheet prepared as of September 30, 1997 or since such time in conformity with GAAP, except for (x) those which were fully reflected in, reserved against or otherwise described in the Balance Sheet, or (y) those matters which in the aggregate would not result in a Company Material Adverse Effect.

                  (j) Absence of Certain Material Developments. Except as set forth in Schedule 2.3(j), since December 31, 1996, (a) there has been no event, condition or state of facts of any character that has had or is reasonably likely to have a Company Material Adverse Effect (other than those matters which affect generally companies located within the United States or companies operating in the same general industry as the Company), and (b) the Company has not entered into any transaction or contract or conducted its business, other than in the ordinary course of the Company's business (except for those matters which in the aggregate would not result in a Company Material Adverse Effect).

                  (k) Intellectual Property.

                      (i) List of Intellectual Property; Sufficiency. Schedule 2.3(k)(i) sets forth a list of all Intellectual Property which is either owned by the Company, licensed by the Company or otherwise used in its business (other than commonly-used computer software which is generally available to the public and the use rights to which were legally acquired by the Company either for free or through established retail facilities) and indicates, with respect to each item of Intellectual Property listed thereon, the owner thereof and, if applicable, the name of the licensor and licensee thereof and the terms of such license or other contract relating thereto. The Company owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business as now conducted, except where any such failure to so own or to so have the lawful right to use would not, either individually or in the aggregate, result in a Company Material Adverse Effect.

                      (ii) Title; Validity; Pending Applications;
Infringements, Etc. Except as set forth in Schedule 2.3(k)(ii) and except for those matters which in the aggregate would not result in a Company Material Adverse Effect, (A) the Company has full legal and beneficial ownership (free and clear of any and all Encumbrances) of, or a valid right to use (free of any material restriction not entered into in the ordinary course of the Company's business), all Intellectual Property listed on Schedule Schedule 2.3(k)(i), and neither the Company nor any of its Affiliates has received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in such Intellectual Property or suggesting that any other entity has any claim of legal or beneficial ownership with respect thereto, (B) all Intellectual Property listed on Schedule 2.3(k)(i) is legally valid and enforceable without any material qualification, limitation or restriction on its use, and neither the Company nor any of its Affiliates has received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any such Intellectual Property, (C) with respect to any Intellectual Property listed on Schedule 2.3(k)(i) for which registration with any private or governmental entity is permitted, but which has not yet been registered, all applications with respect thereto have been made and are pending and in good standing and are without challenge of any kind, (D) neither the use of any of the Intellectual Property listed on Schedule 2.3(k)(i) nor any other Intellectual Property used by the Company will conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title or interest held by any other person or entity, and there have been no claims made with respect thereto, (E) to the knowledge of the Company, no other person or entity is infringing in any material respect on any part of the Intellectual Property listed on Schedule 2.3(k)(i), and (F) the Company has not conducted its business, and has not used or enforced (or failed to use or enforce) such Intellectual Property, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Intellectual Property, and the Company has not taken or failed to take any action that would result in the forfeiture or relinquishment of any such Intellectual Property used in the conduct of its business as now conducted. The Company has a valid registration and full rights (free of any material restriction) with respect to all Internet domain names which are currently used by the Company in its business.

                      (iii) Protection and Maintenance of Intellectual Property. Except as set forth in Schedule 2.3(k)(iii) and except for those matters which in the aggregate would not result in a Company Material Adverse Effect, (A) the Company has taken all reasonable steps to (x) protect the Company's rights to the Intellectual Property listed on Schedule 2.3(k)(i) and
(y) to prevent the unauthorized use thereof by any other person or entity, in each case in accordance with standard industry practice, and (B) the Company shall use all reasonable efforts to maintain, or cause to be maintained, the Intellectual Property listed on Schedule 2.3(k)(i) in full force and effect. Except as set forth in Schedule 2.3(k)(iii), neither the Company nor any Stockholder nor any of their respective affiliates has granted to any other person or entity any rights or permissions to use any of the Intellectual Property listed on Schedule 2.3(k)(i), except in the ordinary course of the Company's business.

                  (l) Real Property. Schedule 2.3(l)(i) sets forth an accurate and complete list of all real property in which the Company has a leasehold interest. Except as set forth in Schedule 2.3(l)(ii), (A) the Company does not own or have the right to acquire, pursuant to any agreement, arrangement or understanding, any real property, and (B) the Company has a good and valid leasehold interest in each parcel of real property leased by it, free and clear of all Encumbrances, except those Encumbrances which do not materially interfere with the Company's use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  (m) Insurance. The Company currently maintains, and will maintain, valid insurance policies, which policies provide coverage, both in terms of scope and amount of coverage, for the Company and the operations conducted by the Business, comparable to the coverage typically maintained by other companies which are similarly situated (i.e., as to size of operations and line of business) to the Company. Except as set forth in Schedule 2.3(m),
(A) there are no pending material claims against such insurance by the Company or its Affiliates as to which the applicable insurers have denied coverage, (B) to the best knowledge of the Company, there exist no material claims under such insurance that have not been properly filed by the Company or its affiliates, and (C) the Company has not been refused any insurance coverage by any insurer from which the Company has sought coverage.

                  (n) Material Contracts.

                      (i) List of Certain Types of Contracts. Except as set forth in Schedule 2.3(n)(i), the Company is not a party to, nor are any of its properties or assets bound by, any (1) contract not made in the ordinary course of the Company's business or the performance of which will extend over a period greater than thirty (30) days and which is not cancelable by the Company without penalty; (2) employment, consulting, independent contractor, non-competition, severance, golden parachute or indemnification contract; (3) advertising, public relations, franchise, distributorship or sales agency contract; (4) contract involving the commitment or payment in excess of $50,000 for the future purchase of services, properties, materials or equipment; (5) contract among stockholders or granting a right of first refusal or for a partnership or for a joint venture or for the acquisition, sale or lease of any properties or assets of the Company; (6) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar contract with respect to any property of the Company; (7) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of contract; (8) retainer contract with investment bankers, attorneys, accountants, actuaries, appraisers or other professional advisers; (9) lease, sublease or other agreement under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property, (10) contract or agreement with any Governmental Entity; (11) contract which would be reasonably likely to limit or restrain the Company, or any owner or affiliate of the Company, from engaging in any line of business, competing with any person, firm, corporation or other entity, or conducting business in any particular geographic area, (12) contract relating to the marketing, co-marketing, promotion or co-promotion of the NetGrocer Service or any part thereof, (13) contract the performance or nonperformance of which by the Company is reasonably likely to cause a Company Material Adverse Effect, or (14) commitment or agreement to enter into any of the foregoing (the contracts, agreements and other arrangements referred to in clauses (1) through
(14) above, collectively referred to as the "Contracts"). The Company has delivered or otherwise made available to Purchaser and CUC true, correct and complete copies of the Contracts listed in Schedule 2.3(n)(i), together with all amendments, modifications and supplements thereto and side letters to which the Company is a party affecting the obligations of any party thereunder. No person or entity holds a power of attorney to act on behalf of the Company.

                      (ii) Enforceability; Defaults; Consents; Impending Terminations; Etc. Except as set forth in Schedule 2.3(n)(ii) and except for those matters which in the aggregate would not result in a Company Material Adverse Effect: (A) to the best knowledge of the Company, each of the Contracts listed, or required to be listed, on Schedule 2.3(n)(i), is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to general public policy limitations (e.g., certain public policy limitations regarding the indemnification of violations of the federal securities laws, or the scope, duration or geographic coverage of certain non-competition provisions, etc.), (B) no Default exists under any Contract listed in Schedule 2.3(n)(i) either by the Company or, to the best knowledge of the Company, by any other party thereto; (C) to the best knowledge of the Company, no third party has asserted any claim of Default or breach under any of the Contracts listed in Schedule 2.3(n)(i); (D) with respect to those Contracts listed in
Schedule 2.3(n)(i) that were assigned or subleased to the Company by a third party, to the best knowledge of the Company, all necessary consents to such assignments or subleases have been obtained, and (E) to the best knowledge of the Company, there is no present intention on the part of any significant supplier, customer or other business partner of the Company to either (x) terminate or significantly change its existing business relationship with the Company, either now or in the foreseeable future, or (y) fail to renew or extend its existing business relationship with the Company at the end of the term of any existing contractual arrangement such supplier or customer may have with the Company.

                  (o) Related Party Transactions. Except as set forth in
Schedule 2.3(o) hereto, no Affiliate, and, to the best knowledge of the Company, no Stockholder and no Permitted Transferee of any Stockholder, either
(i) has lent or borrowed any monies to or from or has outstanding any indebtedness or other similar obligations to the Company, (ii) owns any direct or indirect interest of any kind (except with respect to the ownership of not more than five percent (5%) of any class of equity security in a publicly-held company) in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (A) a competitor, supplier or distributor of the Company, (B) engaged in a business related to the business of the Company or (C) participating in, or has participated in, any material transaction to which the Company is a party, (iii) is otherwise a party to, or has been a party to, any contract, arrangement or understanding with the Company or (iv) owns or has any rights in any assets (including, without limitation, Intellectual Property), properties, licenses or rights which are used or leased (or were used or leased) by the Company in the conduct of its business.

                  (p) No Misrepresentation. Neither this Agreement (including the schedules hereto), nor the Marketing Agreement nor any information supplied by or on behalf of the Company or any of its Affiliates to CUC, in connection with this Agreement, the Marketing Agreement or the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of the Company, there exist no facts or circumstances which are reasonably likely to cause a Company Material Adverse Effect after the date hereof (including after giving effect to the consummation of the transactions contemplated pursuant to this Agreement), which have not been set forth in the Financial Statements or disclosed with specificity in a schedule attached to this Agreement; provided that the provisions of this sentence shall not be deemed to be a representation or warranty as to any events or circumstances which affect generally companies which operate in the same general industry as the Company or affect generally companies located within the United States.


                                  ARTICLE III
                              CORPORATE GOVERNANCE

         3.1 Voting Matters Related to Charter Documents. From and after the date hereof, each Stockholder shall vote its shares of Capital Stock (to the extent entitled to vote), at each regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure that the Charter Documents do not, at any time, conflict with the provisions of this Agreement.

         3.2 Designation of CUC Directors. From and after the Closing Date, each of the Stockholders shall vote its shares of Capital Stock (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure the election to the Board of two (2) individuals (the "CUC Nominees") selected by CUC (or by CUC and the Permitted Transferees of CUC, if any, as CUC and such Permitted Transferees may agree between or among themselves by the affirmative vote of the holders of a majority of the shares of Capital Stock owned by such persons).

         3.3 Replacement of CUC Nominees. If, prior to his election to the Board pursuant to Section 3.2 hereof, any CUC Nominee shall be unable or unwilling to serve as a director of the Company, CUC shall be entitled to nominate a replacement who shall then be a CUC Nominee for purposes of Section
3.2 above. If, following election to the Board pursuant to Section 3.2 hereof, any CUC Nominee shall resign, die or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, CUC shall within 30 days of such event, notify the Board in writing of a replacement CUC Nominee, and all Stockholders shall vote their shares of Capital Stock (to the extent entitled to vote), at any regular or special meeting called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure the election to the Board of such replacement CUC Nominee to fill the unexpired term of the CUC Nominee whom such new CUC Nominee is replacing.

         3.4 Calling Special Meetings for the Removal of CUC Nominees. Each Stockholder hereby agrees to use such Stockholder's reasonable efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the shares of Capital Stock owned or held of record by such Stockholder (to the extent entitled to vote) for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any CUC Nominee from the Board if CUC requests in writing his or her removal for any reason.

         3.5 Calling Special Meetings for the Enforcement of this Agreement. In order to effectuate the provisions of this Agreement, each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its reasonable efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings to effectuate such stockholder action.

         3.6 Removal for Cause. Each Stockholder hereby agrees that, subject to the requirements of applicable law and the Charter Documents, no CUC Nominee shall be removed without Cause (except as provided in Section 3.4 hereof). For the purposes of this Section 3.6, "Cause" means the commission of an act of fraud or embezzlement against the Company or any of its subsidiaries, any willful misconduct in the course of the person's duties which causes significant injury to the Company and its subsidiaries, taken as a whole, or any conviction or guilty plea for a felony (or a plea of nolo contendere thereto).

         3.7 CUC Approval Rights. The written approval of all of the CUC Nominees shall be required in order for the Company to (a) effect any amendment of the Charter Documents which adversely affects, either directly or indirectly, any of the rights of CUC or any of its Affiliates in any material respect, (b) change the size of the Board, (c) effect any amendment of this Agreement or effect any transaction in violation of this Agreement, (d) pay any dividends or make any other distributions with respect to the Capital Stock or otherwise, (e) effect any repurchase or redemption of Capital Stock, (f) effect any material change in the nature of the Company's business, (g) effect any transaction involving the acquisition or disposition by the Company of any equity interests, assets or any business in which the fair market value thereof exceeds thirty percent (30%) of the Company's total net worth (as determined in accordance with GAAP), or (h) effect any liquidation, dissolution or winding-up of the Company or effect any voluntary filing, or consent to any involuntary filing, for bankruptcy; provided that the written approval of the CUC Nominees shall not be required in order to effect any change restricted by the provisions of Sections 3.8(a), 3.8(b) and 3.8(g) to the extent that such change is reasonably required in order to effect an IPO; provided further that the written approval of the CUC Nominees shall not be required in order to amend the Company's Certificate of Incorporation to increase the authorized capital stock of the Company, to increase the size of the Board or for the Company to issue capital stock, so long as in each case such change or issuance is reasonably required in order for the Company to issue and sell its capital stock in connection with meeting its bona fide capital raising needs. Absent the written approval referred to in the previous sentence, neither the Company shall engage in, nor shall any Stockholder take any action to facilitate, any of the activities restricted by the provisions of the preceding sentence. In order to give full effect to the provisions of this Section 3.8, the Company's Certificate of Incorporation shall be amended on or promptly (but in any event within three business days) following the date hereof (and each of the Stockholders agrees to use its respective best efforts to effect such amendment) to include therein the provisions attached hereto as Exhibit B.


                                   ARTICLE IV
                        CUC RIGHT TO ACQUIRE THE COMPANY

         4.1      CUC Right to Acquire Additional Capital Interest.

                  (a) Additional Capital Right in General. On or prior to April 1, 1998, CUC shall have the right (the "Additional Capital Right"), at its sole option, to cause the Company to issue and sell to CUC, for an aggregate purchase price of U.S.$5,000,000.00, an additional convertible debenture in the same form as the Convertible Debenture referred to in Section 2.1 above, except that such additional convertible debenture ("Additional Convertible Debenture") shall (x) be in an aggregate principal amount of U.S.$5,000,000.00, and (y) give CUC the right to convert such Additional Convertible Debenture at any time at CUC's option into that number of shares of Common Stock as is equal to eight and three-tenths percent (8.3%) of the Common Stock, calculated on a Fully-Diluted Basis on the date of the exercise of the Additional Capital Right. In the event that CUC exercises such Additional Capital Right, the Company shall have the right, at its sole option, to require CUC to instead purchase from the Company one of the following two types of Additional Convertible Debentures which are different from the Additional Convertible Debenture described above in the purchase price amount thereof, in the principal amount thereof and in the amount of Common Stock that it is convertible into, as follows: either (i) an Additional Convertible Debenture to be purchased by CUC for an additional purchase price of U.S.$1,000,000.00 (for an aggregate purchase price of U.S.$6,000,000.00), which shall be in an aggregate principal amount of U.S.$6,000,000.00, and shall give CUC the right to convert such convertible debenture at any time at CUC's option into that number of shares of Common Stock as is equal to an additional one and one-half percent (1.5%) of the Common Stock, for an aggregate of nine and eight-tenths percent (9.8%) of the Common Stock, in each case calculated on a Fully-Diluted Basis on the date of the exercise of the Additional Capital Right, or (ii) an Additional Convertible Debenture to be purchased by CUC for an additional purchase price of U.S.$2,000,000.00 (for an aggregate purchase price of U.S.$7,000,000.00), which shall be in an aggregate principal amount of U.S.$7,000,000.00, and shall give CUC the right to convert such convertible debenture at any time at CUC's option into that number of shares of Common Stock as is equal to an additional three percent (3%) of the Common Stock, for an aggregate of eleven and three-tenths percent (11.3%) of the Common Stock, in each case calculated on a Fully-Diluted Basis on the date of the exercise of the Additional Capital Right. The Company must notify CUC in writing, within 10 days following the delivery to the Company of CUC's notice of CUC's exercise of its right hereunder, if the Company desires to require that CUC acquire any additional shares of Common Stock in accordance with the provisions of the preceding sentence.

                  (b) Transfer Mechanics. Upon any exercise by CUC of its rights under this Section 4.1, the closing of such purchase shall occur on the 15th business day following the date on which CUC initially notifies the Company of CUC's exercise of its rights hereunder (or on such other day as the parties may mutually agree upon). At such closing, CUC shall deliver to the Company the appropriate consideration required to be transferred to the Company in accordance with the provisions of this Section 4.1, by wire transfer to a bank account designated by the Company in a written notice to CUC, in exchange for the delivery to CUC by the Company of the certificates representing the Additional Convertible Debenture in question. All shares of Common Stock to be issued and sold to CUC, upon the conversion by CUC of any such Additional Convertible Debenture (if CUC so opts to do so), shall be validly issued, fully paid and non-assessable and shall be free and clear of any and all Encumbrances. Upon consummation of any transaction contemplated pursuant to this Section 4.1, the Company shall be deemed to have made with respect to such transaction each of the representations and warranties set forth in Sections
2.2 and 2.3 above as if such representations and warranties were made as of such date; provided that the Company (x) shall update Schedules 2.3(a) and 2.3(h) to disclose information relating to such schedules which is current as of that time and (y) shall also be entitled to update any of the other schedules attached to this Agreement in order to make such representations and warranties factually correct (but only to the extent and in the manner a reasonable party would customarily disclose such factual matters), in each case by delivering a letter to CUC at least 10 days prior to the closing date setting forth in reasonable detail such factual matters and with reasonable specificity as to the particular representations and warranties covered thereby; provided further that CUC may, within ten (10) days of its receipt of the letter referred to in the previous proviso, determine not to exercise its Additional Capital Right by notifying the Company in writing of its determination to no longer exercise its Additional Capital Right.

         4.2      CUC Right to Acquire the Entire Company.

                  (a) Company Purchase Right in General. Subject to the provisions of Section 4.2(b) below, on or prior to September 1, 1998, CUC shall have the right

(the "Company Purchase Right"), at its sole option, to cause the sale of all or substantially all of the Company to CUC or any designated affiliate of CUC, whether pursuant to a sale of Capital Stock, merger, consolidation, sale of assets or similar transaction, at a total purchase price which shall be based on an aggregate valuation of the Company of U.S.$165,000,000.00 (which aggregate valuation includes the value of CUC's share ownership in the Company). For instance, by way of example, if, at the time CUC exercises such Company Purchase Right, CUC owns a thirty-three and one-third percent Share Ownership Interest, then the stockholders of the Company, other than CUC, shall be entitled to receive in the aggregate two-thirds of such $165 million amount, which is equal to $110 million in the aggregate (less any tax amounts which are incurred as a result of such transaction, and less any transaction costs in excess of $25,000 in the aggregate which are incurred by the Company as a result of such transaction, in each case subject to the provisions of Section 4.2(e) below). If CUC proposes to exercise its Company Purchase Right, CUC shall send written notice of the exercise of its Company Purchase Right to each of the remaining Stockholders, setting forth the material terms and conditions of such transaction.

                  (b) Limitations on CUC's Purchase Right. Notwithstanding the foregoing, (i) in the event that either (A) CUC fails to notify the Company, prior to April 2, 1998, that it intends to exercise its rights under Section
4.1 above, or (B) the additional equity investment contemplated by Section 4.1 above is not actually consummated, then CUC's rights set forth in this Section
4.2 shall thereafter automatically terminate, and (ii) in the event that the Board determines in good faith that it will take all appropriate action to promptly commence an IPO, then the Company shall notify CUC in writing promptly of such determination and CUC shall have 30 days after the date of such written notification by the Company to exercise its rights under this Section 4.2, and if CUC fails to do so within such time period, then CUC's rights set forth in this Section 4.2 shall thereafter automatically terminate (unless such IPO is not actually consummated within 120 days after the date on which CUC's sends its written response to such written notification from the Company, in which event CUC's rights under this Section 4.2 shall be automatically reinstated).

                  (c) Sale of Company Pursuant to Sale of Capital Stock. In the event that CUC determines to exercise its Company Purchase Right pursuant to a sale of Capital Stock to CUC or any designated affiliate of CUC, then CUC may, at its option, require the remaining Stockholders and their respective Permitted Transferees to sell all shares of Capital Stock held by them to CUC or any designated affiliate of CUC, at a purchase price equal to the product of
(x) U.S.$165,000,000.00 (less any legal, accounting and other transaction costs in excess of $25,000 in the aggregate which are incurred by the Company as a result of such transaction), multiplied by (y) the Share Ownership Interest held by the particular Stockholder or Permitted Transferee in question. Within 10 days following the date of CUC's notice of its exercise of its Company Purchase Right, each of the Stockholders and their respective Permitted Transferees shall deliver to a representative of CUC designated in CUC's notice, certificates or other instruments representing all of the Capital Stock held by such person, Duly Endorsed, together with all other documents reasonably required to be executed in order to effectuate such transaction. In the event that any such person should fail to deliver such certificates or other instruments to CUC, the Company shall cause the books and records of the Company to show that such Capital Stock of such person is bound by the provisions of this Section 4.2 and that such Capital Stock may be transferred only to CUC or the particular affiliate designated by CUC.

                  (d) Sale of Company Other than Pursuant to Sale of Capital Stock. In the event that CUC determines to exercise its Company Purchase Right pursuant to a merger, consolidation, sale of assets or similar transaction in which CUC or any designated affiliate of CUC acquires all or substantially all of the Company in connection with such transaction, then CUC may, at its option, require the Stockholders and their respective Permitted Transferees to vote in favor of such transaction. In particular, in the event of any such proposed transaction, upon any request by CUC, each of the Stockholders shall use its respective best efforts (i) to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company to consider approval of such proposed transaction, and (ii) vote in favor of such proposed transaction all of the shares of Capital Stock owned or held of record by such Stockholder (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of voting on such matter, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure that all necessary stockholder approvals for such transaction are obtained. Upon the consummation of such transaction, CUC shall, subject to and in accordance with the provisions of Section 4.2(e) below, be obligated to pay (i) in the event of a sale of all or substantially all of the assets or other similar transaction, an amount to the Company equal to U.S.$165,000,000.00, and (ii) in the event of a merger or consolidation, an amount to the remaining Stockholders and their respective Permitted Transferees equal to the product of (x) U.S.$165,000,000.00 (less any legal, accounting and other transaction costs in excess of $25,000 in the aggregate which are incurred by the Company as a result of such transaction), multiplied by (y) the Share Ownership Interest held by the particular Stockholder or Permitted Transferee in question.

                  (e) Consummation of Company Purchase. (i) Upon consummation of any sale transaction contemplated pursuant to this Section 4.2, each of the Stockholders and their respective Permitted Transferees in existence immediately prior to giving effect to such transaction shall be deemed to have made with respect to such transaction each of the representations and warranties set forth in Section 2.2 above (on a several and not joint basis) as well as in Section 2.3 above (on a joint and not several basis), in each case as if such representations and warranties were made as of such date. In addition, upon consummation of any sale transaction contemplated pursuant to this Section 4.2, the Company shall be deemed to have made with respect to such transaction each of the representations and warranties set forth in Sections 2.2 and 2.3 above as if such representations and warranties were made as of such date; provided that the Company (x) shall update Schedules 2.3(a) and 2.3(h) to disclose information relating to such schedules which is current as of that time and (y) shall also be entitled to update any of the other schedules attached to this Agreement in order to make such representations and warranties factually correct (but only to the extent and in the manner a reasonable party would customarily disclose such factual matters), in each case by delivering a letter to CUC at least 10 days prior to the closing date setting forth in reasonable detail such factual matters and with reasonable specificity as to the particular representations and warranties covered thereby; provided further that, upon the receipt by CUC of the letter referred to in the previous proviso, CUC may thereafter determine not to exercise its Company Purchase Right.

                           (ii) Promptly (but in no event later than two
business days) after the consummation of any sale transaction contemplated pursuant to this Section 4.2, CUC shall give notice thereof to the Stockholders, shall remit to each of the remaining Stockholders and their respective Permitted Transferees the total transaction proceeds to which such Stockholders or the Company (as the case may be) are entitled pursuant thereto (except, in the case of Section 4.2(c) above, that such amounts shall not be paid until the Stockholder in question has made the requisite deliveries to CUC, following which CUC shall make the payment in question promptly to such Stockholder), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms and conditions thereof as may be reasonably requested by such Stockholders. Notwithstanding anything to the contrary contained herein, CUC shall be entitled to withhold, pursuant to the Escrow Agreement attached hereto as Exhibit C, for a period of up to eighteen months following the consummation of the transaction in question, fifteen percent (15%) of the proceeds which would otherwise be payable to such Stockholders and shall further be entitled to use such withheld amount to irrevocably offset against any Losses resulting from, arising out of, relating to, imposed upon or incurred by CUC or its Affilates by reason of any inaccuracy in or breach of any of the representations or warranties deemed to be given pursuant to this Section 4.2(e); CUC shall remit to the Stockholders, following the eighteen-month anniversary of the consummation of the transaction in question, such withheld amount less any amounts which have been offset against pursuant to this sentence. Such withheld amount shall constitute a non-exclusive indemnity pool to serve as partial security with respect to the representations, warranties and other obligations of the Stockholders in connection with any sale transaction contemplated pursuant to this Section 4.2. In addition to the representations and warranties deemed to be given pursuant to this Section 4.2(e), the Company shall also enter into such covenants and agreements as are typically entered into by a similarly-situated selling party. Except with respect to any inaccuracy in or breach of any of the representations or warranties deemed to be given by a Stockholder pursuant to this Section 4.2(e) and except with respect to any breach of any of the Company's covenants referred to in the previous sentence, the Stockholders shall not owe any other liabilities or obligations to CUC as a result of the consummation of any of the transactions contemplated pursuant to this Section 4.2 and shall not have any liability with respect to any of the liabilities of the Company. All amounts payable by CUC to the Company or the Stockholders pursuant to this Section 4.2 shall be paid by wire transfer of immediately available funds to such U.S. bank account(s) as may be designated in writing prior to consummation of the transaction in question, or if such information is not provided, then such amounts will be paid by bank, cashier's or certified check.

                           (iii) Each of the Stockholders and the Company shall
cooperate with CUC, to the extent reasonably requested by CUC, in structuring any sale transaction contemplated pursuant to this Section 4.2 in a manner which is most tax-efficient to CUC, and shall not take any position in their respective tax returns or otherwise which is inconsistent with such tax structure chosen by CUC and shall execute and deliver all documents necessary to effect such tax structure election; provided that in the event that CUC seeks to structure any sale transaction contemplated pursuant to this Section
4.2 in a manner which imposes an additional amount of taxation on the Stockholders and the Company in excess of the Base Amount (as defined below), CUC must reimburse (or, at the request of the party in question, advance such amounts within five days prior to the date on which such amounts are owed) the Stockholders and the Company (subject to the receipt by CUC of documentation reasonably evidencing the incurrence of such costs and any other documentation reasonably requested by CUC) for one-half of the sum of (i) the amount of the federal, state and local tax costs which are actually incurred by the Stockholders and the Company as a result of the consummation of the transaction pursuant to CUC's tax structure (without taking into account any tax costs which arise as a result of any payments contemplated pursuant to this sentence), less (ii) the Base Amount. For purposes of this Section 4.2, the term "Base Amount" means the amount of the federal, state and local tax costs which would be normally incurred by the Stockholders and the Company in a transaction in which CUC or its designee acquired all of the Capital Stock directly from the Stockholders for cash (assuming that there was no availability of making an election pursuant to the provisions of Section 338(h)(10) of the Code).


                                   ARTICLE V
                   PROVISIONS RELATING TO TRANSFERS OF STOCK

         5.1      Preemptive Rights.

                  (a) Preemptive Rights in General. The Company hereby grants to CUC a right to purchase any and all Capital Stock which may be issued or transferred from time to time during the one-year period following the date hereof by the Company or any of its subsidiaries. In particular, during the one-year period following the date hereof, neither the Company shall, nor shall it permit any of its subsidiaries to, issue or Transfer, individually or collectively, in any one transaction or any series of similar transactions, any shares of Capital Stock to any person (each such person, a "Preemptive Offeree"), unless (i) the Company gives CUC a written notice (the "Preemptive Rights Notice") setting forth the Purchase Price and all of the other material terms and conditions of such proposed issuance or Transfer, and (ii) such Preemptive Rights Notice contains an offer to CUC to sell or otherwise transfer such Capital Stock to CUC at the same Purchase Price, and on substantially the same terms and conditions as the other terms and conditions, which the Company plans to offer to the Preemptive Offeree(s). At any time within 30 days after its receipt of the Preemptive Rights Notice in question, CUC may irrevocably accept the Company's offer set forth in such Preemptive Rights Notice for up to such number of shares or other amount of Capital Stock as is being offered to the Preemptive Offerees by furnishing written notice of such acceptance to the Company. Promptly following such acceptance by CUC, CUC shall deliver to the Company the appropriate Purchase Price to be transferred to the Company as reflected in such Preemptive Rights Notice, in exchange for the delivery to CUC by the Company or one of its subsidiaries of the certificates or instruments representing the issued or transferred Capital Stock in question. If within 30 business days after the receipt of the Preemptive Rights Notice in question, CUC has not accepted the offer contained in such Preemptive Rights Notice, the Company shall have 60 days in which to sell or otherwise dispose of the same amount of Capital Stock described in the Preemptive Rights Notice, at a Purchase Price which is no more favorable, and on such other terms and conditions which are generally no more favorable, to the Preemptive Offeree(s) than the Purchase Price and other terms and conditions set forth in such Preemptive Rights Notice. If, at the end of such 60-day period the Company has not completed the sale or other disposition of such Capital Stock described in such Preemptive Rights Notice in compliance with the provisions of the preceding sentence, all the restrictions on Transfer contained in this Agreement (including, without limitation, this Section 5.1) with respect to such Capital Stock shall again be in effect. Notwithstanding the foregoing, the Company may request that the amount of Capital Stock to be issued to CUC pursuant to this Section 5.1 be limited to the amount of Capital Stock which is necessary for CUC to maintain its then-current Share Ownership Interest (which Share Ownership Interest amount shall be calculated assuming the full conversion of the Convertible Debenture and, so long as CUC has not failed to exercise the Additional Capital Right prior to its expiration, assuming the full exercise of the Additional Capital Right); provided that the Company shall not be entitled to limit the amount of Capital Stock which CUC may purchase pursuant to this sentence in the event that the Preemptive Offeree(s) and their respective Affiliates would in the aggregate acquire, in a single transaction or in a group of related transactions, more than either (x) in the event of any Preemptive Offeree(s) which are neither Stockholders nor Affiliates or Associates of any Stockholder, a thirty-five percent (35%) Share Ownership Interest (assuming that they acquired all of the Capital Stock referred to in the Preemptive Rights Notice, other than any portion attributable to CUC and its Affiliates), or (y) in the event of any Preemptive Offeree(s) which are either Stockholders or Affiliates or Associates of any Stockholder, an additional fifteen percent (15%) Share Ownership Interest

(assuming that they acquired all of the Capital Stock referred to in the Preemptive Rights Notice, other than any portion attributable to CUC and its Affiliates).

                  (b) Exceptions to Preemptive Rights. Notwithstanding anything to the contrary contained herein, no right of first refusal pursuant to Section 5.1(a) above would apply in the event of (i) the issuance of options to purchase shares of Common Stock granted to any of the Company's full-time officers and employees (provided that (A) such grants are both in the ordinary course of the Company's business consistent with past practice and do not, when taken together with all other grants of options and other equity rights given after the date hereof to the Company's officers and employees, exceed a five percent (5%) Share Ownership Interest with respect to all such officers and employees, taken as a whole, and (B) the exercise price of such options is not below the fair market value of the shares of Common Stock as of the date of grant, as determined by the Board in good faith), (ii) the exercise of any employee options referred to in clause (i) above or the exercise of any employee stock options in existence as of the date hereof, (iii) an issuance of securities by the Company in connection with an IPO and (iv) the distribution by the Company of its securities to all of its stockholders on a pro rata basis.

         5.2      Tag-Along Rights.

                  (a) Tag-Along Rights Generally. No Stockholder or Stockholders shall, individually or collectively, in any one transaction or any series of similar transactions, Transfer any Capital Stock to any Third Party unless the terms and conditions of such Transfer to such Third Party contains an offer to CUC to include, at the option of CUC, in the sale or other disposition to such Third Party a number or amount of Capital Stock then owned or held by CUC equal to the product of (x) the total number or amount of Capital Stock to be acquired by the Third Party, times (y) CUC's Share Ownership Interest (the shares of Capital Stock of CUC subject to such right, the "Tag-Along Stock"). In particular, if any Stockholder or Stockholders receive a bona fide offer or offers to purchase or otherwise acquire shares of its or their Capital Stock from a Third Party, each such Stockholder (a "Transferor") shall use its reasonable efforts to cause the Third Party's offer to be reduced to writing and shall provide a written notice of such Third Party's offer (the "Notice") to CUC in the manner set forth in Section 9.6 hereof; provided that in the event that any Transferor fails to either cause the Third Party's offer to be reduced to writing or to provide the Notice to CUC in the prescribed manner, such Transferor shall not be permitted to effect any such Transfer of Capital Stock to such Third Party. The Notice shall also contain an offer to purchase or otherwise acquire shares of Tag-Along Stock from CUC according to the terms and conditions of this Section 5.2 and upon substantially the same terms and conditions as the terms and conditions contained in the Third Party's offer and shall be accompanied by a true and correct copy of the Third Party's offer. At any time within 30 days after its receipt of the Notice, CUC may irrevocably accept the Third Party offer included in the Notice for up to such number of shares of Tag-Along Stock as is determined in accordance with the provisions of this Section 5.2 by furnishing written notice of such acceptance to the Transferor in question. Promptly following such acceptance by CUC, CUC shall deliver to the Transferor in question the certificate or certificates representing the Tag-Along Stock to be sold or otherwise disposed of pursuant to such offer by CUC, together with a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares of stock pursuant to the terms and conditions of such Third Party's offer.

                  (b) Transfer Mechanics. The purchase from CUC pursuant to this Section 5.2 shall be on the same terms and conditions, including the same proportionate Purchase Price (which shall be paid by bank, cashier's or certified check or by wire transfer of immediately available funds, unless otherwise specified in the Notice provided to CUC by the Company) and date of sale or other disposition, as are received by the Transferor and stated in the Notice in question provided to CUC. As promptly as practicable (but in no event later than 5 days) after the consummation of the sale or other disposition of Capital Stock of the Transferor and Tag-Along Stock of CUC to the Third Party pursuant to the Third Party's offer, the Transferor shall notify CUC thereof, shall remit to CUC the total sales price of the Tag-Along Stock of CUC sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms and conditions thereof as may be reasonably requested by CUC.

                  (c) Transfers to Third Parties if CUC Declines Tag-Along Rights. If within 30 business days after the receipt of the Notice, CUC has not accepted the offer contained in the Notice, the Transferor shall have 30 days in which to sell or otherwise dispose of not more than the amount of Capital Stock described in the Third Party's offer, on terms and conditions not more favorable to the Transferor than were set forth in the Notice. If, at the end of such 30-day period, the Transferor has not completed the sale or other disposition of Capital Stock of the Transferor in accordance with the terms and conditions of the Third Party's offer as set forth in the Notice, the Transferor shall return to CUC, if applicable, all certificates representing shares of Tag-Along Stock which CUC delivered for sale or other disposition pursuant to this Section 6.2, and all the restrictions on Transfer contained in this Agreement with respect to Capital Stock owned by the Transferor (including, without limitation, this Section 5.2) shall again be in effect.

                  (d) Exceptions to Tag-Along Rights. The provisions of this
Section 5.2 shall not be applicable to any transfer of Capital Stock (i) from any Stockholder to any Permitted Transferee, provided that such Permitted Transferee (other than the Company or CUC) agrees in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Section
6.5 hereof, or (ii) made pursuant to a public offering of Capital Stock in connection with any IPO.

         5.3      Right of First Refusal.

                  (a) Right of First Refusal Generally. If, at any time during the term of this Agreement, any Stockholder (the "Offering Stockholder") receives a bona fide offer which such Stockholder wishes to accept (a "Transfer Offer") from any Third Party (the "Offeror") to purchase shares of Capital Stock (the "Transfer Stock") then owned by such Stockholder, the Offering Stockholder shall use its reasonable efforts to cause the Transfer Offer to be reduced to writing and shall provide a written notice (the "Transfer Notice") of such Transfer Offer to CUC in the manner set forth in Section 9.6 hereof; provided that in the event that any Offering Stockholder fails to either cause the Offeror's offer to be reduced to writing or to provide the Transfer Notice to CUC in the prescribed manner, such Offering Stockholder shall not be permitted to effect any Transfer of Capital Stock to such Offeror. The Transfer Notice shall also contain an irrevocable offer to sell the Transfer Stock to CUC (in the manner set forth below) at the same Purchase Price and upon substantially the same terms and conditions contained in the Transfer Offer and shall be accompanied by a true and correct copy of the Transfer Offer (which shall identify the Offeror, the Offering Stockholder, the Transfer Stock in question, the price contained in the Transfer Offer and all the other material terms and conditions of the Transfer Offer). CUC shall have the right and option, within 15 days after the date the Transfer Notice is received by CUC, to accept irrevocably such offer, in the aggregate, as to all, but not less than all, shares of Transfer Stock. If CUC desires to exercise such option, CUC shall provide the Offering Stockholder with written notice within such 15 day period. Notwithstanding the provisions of this Section 5.3, in the event that the Company grants after the date hereof to any then-existing Stockholder (a "Similar Holder") a right of first refusal which is either substantially similar to, or no more favorable to such Stockholder than, the provisions of this Section 5.3 (provided that such grant is otherwise in compliance with the provisions of this Agreement) (such other right of first refusal, the "Similar Right of First Refusal"), CUC's right to purchase the Transfer Stock referred to in the Transfer Notice shall be limited to the greater of (i) the amount of Transfer Stock which is necessary for CUC to maintain its then-current Share Ownership Interest (which Share Ownership Interest amount shall be calculated assuming the full conversion of the Convertible Debenture and, so long as CUC has not failed to exercise the Additional Capital Right prior to its expiration, assuming the full exercise of the Additional Capital Right), or
(ii) the sum of (A) the amount referred to in clause (x) above, plus (B) in the event that any Similar Holder, who or which was offered such Transfer Stock pursuant to a Similar Right of First Refusal in connection with any such transaction, determines not to acquire such Transfer Stock (such Transfer Stock, the "Additional Transfer Stock"), the lesser of (x) the total amount of Additional Transfer Stock or (y) in the event that there exists one or more other Similar Holder(s) who or which agree to acquire all of its allotted Transfer Stock and all of its proportional share of the Additional Transfer Stock, the amount of such Additional Transfer Stock which is proportionate to CUC's Share Ownership Interest in comparison to the Share Ownership Interests of such other Similar Holder(s).

                  (b) Transfer Mechanics. The closing of the purchase of the Transfer Stock by CUC pursuant to Section 5.3(a) above shall take place at the principal executive offices of the Company on the 15th business day after the acceptance by CUC of such Transfer Offer. At such closing, CUC shall deliver to the Offering Stockholder an amount equal to the appropriate Purchase Price amount, against delivery of certificates representing the Transfer Stock so purchased Duly Endorsed; such amount to be paid by CUC shall be paid by wire transfer of immediately available funds to such U.S. bank account(s) as may be designated in writing prior to consummation of the transaction in question, or if such information is not so provided, then such amounts shall be paid by bank, cashier's or certified check to the Offering Stockholder.

                  (c) Transfers to Third Parties after CUC Declines Right of First Refusal. If at the end of the 15-day period following the giving of the Transfer Notice, CUC shall not have accepted the offer contained in such notice as to all the Transfer Stock covered thereby, the Offering Stockholder shall have 30 days in which to sell the Transfer Stock to the Offeror, at a price not less than that contained in the Transfer Notice and on such other terms and conditions which are generally no more favorable to the Offeror than were contained in the Transfer Notice. No sale may be made to any Offeror unless such Offeror agrees in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Section 6.5 hereof. Promptly after any sale pursuant to this Section 5.3, the Offering Stockholder shall notify CUC and the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as the Company or CUC may reasonably request. If, at the end of such 30-day period, the Offering Stockholder has not completed the sale of the Transfer Stock, such Offering Stockholder shall no longer be permitted to sell such shares pursuant to this Section 5.3 without again fully complying with the provisions of this Section 5.3 and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all such person's shares of Capital Stock, including the Transfer Stock.

                  (d) Exceptions to Rights of First Refusal. The provisions of this Section 5.3 shall not be applicable to any Transfer of Capital Stock (i) from any Stockholder to any Permitted Transferee, provided that such Permitted Transferee (other than the Company) agrees in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Section 6.5 hereof, (ii) made pursuant to a public offering of Capital Stock which is registered by the Company under any Registration Statement (as defined in Article VII below), or (iii) effected in compliance with the provisions of Rule 144 promulgated under the Securities Act (as defined in Article VII below). In addition, the provisions of this Section 5.3 shall not be applicable to any Transfer of Capital Stock following the successful consummation of an IPO, unless such Transfer, or any group of related Transfers, would result in more than a fifteen percent (15%) Share Ownership Interest being Transferred to any person. Further, the provisions of this Section 5.3 shall not be applicable to any Transfer of Capital Stock in the event that CUC fails to exercise its Additional Capital Right prior to the expiration of such Additional Capital Right.

                                   ARTICLE VI
                            MISCELLANEOUS COVENANTS

         6.1 Affiliated Arrangements. Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that it will not, nor will it permit any of its subsidiaries to, (x) enter into any contractual or other arrangement with any of the Stockholders or any of their respective Affiliates or Associates or with any of the Company's Affiliates, or (y) effect any transaction (including, without limitation, the payment of any amounts or the delivery of any goods or services) with any of the Stockholders or any of their respective Affiliates or Associates or with any of the Company's Affiliates; provided that the foregoing restrictions shall not apply to (a) the Escrow Agreement or any arrangement entered into pursuant to the express provisions of the Marketing Agreement, (b) those arrangements which are specifically approved in writing in advance by CUC or by all of the CUC Nominees (provided such approval covers both the specific type of arrangement or transaction in question and the specific amounts involved in such arrangement or transaction),
(c) any transaction or series of related transactions which are both (i) immaterial in nature (i.e., involves a total amount which, or goods or services having a total fair market value which, when taken together with all other similar or related amounts, items and transactions, does not exceed $25,000 in the aggregate) and (ii) either entered into on an arm's length basis or in the ordinary course of the Company's business, (d) any transaction or arrangement which is (i) entered into with any Affiliate or Associate which at such time has outstanding securities which were issued by such entity and which are both
(A) registered under the Securities Act and (B) listed for trading on a national securities exchange or on the NASDAQ Stock Market or NASDAQ National Market, (ii) either entered into on an arm's length basis or in the ordinary course of the Company's business, and (iii) immaterial in nature (i.e., involves a total amount which, or goods or services having a total fair market value which, when taken together with all other similar or related amounts, items and transactions, does not exceed $35,000 in the aggregate during any calendar year), (e) the payment of up to $6,000 per month to Millstone Brands in connection with the provision by Millstone Brands to the Company of the consulting services of Yoram Evan and Uri Evan, to the extent that such consulting services are actually rendered to the Company on a regular basis,
(f) the sharing of any office lease costs and other related office costs with American Value Brands, Inc. ("AVB"), but only to the extent such costs are reasonably allocated between AVB and the Company in a manner consistent with the express provisions of the letter agreement between the Company and AVB (a copy of which is attached to Schedule 2.3(o) of this Agreement), and (g) the sharing of any costs with AVB reasonably related to the Oracle Application System, telephone service, kitchen and office supplies, insurance coverage, network support and other programming and personnel, but only to the extent such costs are reasonably allocated between AVB and the Company in a manner consistent with the express provisions of the letter agreement between the Company and AVB (a copy of which is also attached to Schedule 2.3(o) of this Agreement).


         6.2 Financial Reports. The Company shall prepare and distribute to CUC, following the end of each fiscal quarter of the Company, an unaudited, consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of the fiscal quarter in question and the related unaudited, consolidated statements of earnings, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the three-month period then ended (each such set of financial statements, the "Periodic Financial Statements"). The Periodic Financial Statements relating to each set of fiscal year-end financial statements shall be accompanied by an audit report of a nationally-recognized, independent accounting firm. Each set of Periodic Financial Statements shall be delivered to CUC as soon as reasonably practicable after the end of the applicable financial period (but in any event no later than 35 days after the end of the fiscal quarter in question, or, with respect to any fiscal year-end financial statements, 80 days after the end of the fiscal year in question). All Periodic Financial Statements shall be prepared in accordance with the books and records of the Company, shall be complete and correct in all material respects, shall have each been prepared in accordance with GAAP and shall present fairly the consolidated financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of the Company and its consolidated subsidiaries as at the dates and for the periods indicated (subject, in the case of any interim, unaudited Periodic Financial Statements, to normal year-end audit adjustments).

         6.3 Access to Information. The Company shall provide to CUC access to such books and records of the Company and its subsidiaries as may be reasonably requested by CUC, during the regular business hours of the Company and such subsidiaries, on not less than two (2) days prior written notice from CUC to the Company requesting such access; provided that any information received by CUC and its representatives pursuant to the provisions of this Section 6.3 shall be deemed to be Confidential Information (as such term is defined in the Marketing Agreement) and shall be treated in a similar manner to the confidentiality provisions set forth in Section 10(a) of the Marketing Agreement, notwithstanding any termination of the Marketing Agreement.

         6.4 Stock Certificate Legend. A copy of this Agreement shall be filed with the corporate secretary of the Company and kept with the records of the Company. Each of the Stockholders agrees that the following legend (or a substantially similar legend) shall be placed on the certificates representing any shares of Capital Stock owned by them:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

         AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE INVESTMENT AND STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 17, 1997 AMONG THE ISSUER AND THE OTHER PARTIES THERETO, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT."

         All Stockholders shall be bound by the requirements of such legend to the extent that such legend is applicable. Upon any registration of any Capital Stock under the Securities Act pursuant to an IPO, the certificate representing such shares shall, if appropriate, be replaced, at the expense of the Company, with certificates which do not bear the legend referred to above.

         6.5      Additional Stockholders.

                  (a) Transferees of Stockholders. No Transfers of shares of Capital Stock may be made (and no such Transfer shall be effective) pursuant to this Agreement to either a Permitted Transferee or to any Third Party, unless in each case prior to such Transfer any such transferee agrees in writing to be bound (to the same extent and in the same manner as previously applied with respect to the Stockholder (or the Permitted Transferee(s) thereof) transferring such shares of Capital Stock) by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company and CUC (except that neither the Company nor CUC need enter into any such separate written agreement); provided that any Third Party (other than any existing Stockholder or a Permitted Transferee of any existing Stockholder) shall not, in entering into such supplementary agreement, be obligated or bound by the provisions of Sections 5.2 and 5.3 of this Agreement. Upon entering into any such agreement, such transferee shall be deemed to be a Stockholder for all purposes of this Agreement (except as otherwise expressly provided in the previous sentence). No Stockholder may do indirectly, through the sale of capital stock of its subsidiary or otherwise, that which is not permitted by this Agreement. No transfer of Capital Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

                  (b) Issuance to Management Stockholders. The Company shall not issue Capital Stock to any member of management or other employee unless the person to whom the Capital Stock is to be issued or transferred agrees in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company; upon entering into such agreement, such member of management or other employee shall be deemed to be a Stockholder for all purposes of this Agreement.

                  (c) Supplemental Agreements. Each supplementary agreement referred to in Sections 6.5(a) and 6.5(b) above shall become effective upon its execution by the Company and the new holder of Capital Stock, and it shall not require the signatures or the consent of the other Stockholders (or their respective Permitted Transferees). The supplementary agreement between the Company and any new holder of Capital Stock may modify some of the terms and conditions of this Agreement as they affect the rights and obligations of the new holder of Capital Stock, provided that the modified terms and conditions shall be no less favorable to CUC or the Stockholders (or their respective Permitted Transferees) than the terms and conditions set forth in this Agreement (except as otherwise expressly set forth in the proviso to Section 6.5(a) above).

         6.6 Use of Funds Provided to the Company by CUC. The amounts received or to be received by the Company from CUC or its affiliates pursuant to the provisions of Sections 2.1 and 4.1(a) above may only be used to fund the Company's normal working capital needs and to fund any capital expenditures and purchases of inventory by the Company, and may not be used for any other purpose.

         6.7 Non-Competition Agreement. The parties hereto acknowledge that concurrently with the execution of this Agreement, CUC and the Company are also entering into a Non-Competition Agreement with Uri Evan, Frederick R. Adler and American Value Brands, Inc. in the form attached hereto as Exhibit D (the "Non-Competition Agreement"), and that CUC's obligations hereunder are conditioned upon the execution and delivery to CUC on the date hereof of the Non-Competition Agreement by the parties thereto (other than CUC).


                                  ARTICLE VII
                              REGISTRATION RIGHTS

         7.1      Demand Registration Rights.

                  (a) Demand Registration Rights in General. Upon the terms and subject to the conditions of this Agreement, (x) as soon as reasonably practicable following the receipt by the Company of any written demand by CUC, the Company shall prepare and file on a reasonably prompt basis (but in any event within forty-five (45) days following written demand) with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (such act, the "Securities Act") relating to the resale of Registrable Securities, (y) the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable after the filing of such

Registration Statement, and (z) the Company shall use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement (and maintain the current status of the prospectus or prospectuses contained therein) for the duration of the Registration Period (as defined below). The Company shall not be prohibited from adding other shares of Common Stock to the Registration Statement so long as the addition of such shares does not significantly delay the preparation, filing or effectiveness of the Registration Statement and the Company obtains the prior written consent of the Holder(s) in question (which consent may not be unreasonably withheld); provided that if the Holder consents to the inclusion of offers and sales of any other securities in a Registration Statement pursuant to this Section 7.1 and the Holder later determines that such offering would be materially and adversely affected by the inclusion of such securities, the Holder may in its sole discretion exclude all or, in such manner as the Holder in its sole discretion deems appropriate, some of such securities from such offering. In connection with any registration requested pursuant to this Section 7.1 which is an underwritten offering, the Holders shall have the right to designate the managing underwriter(s); provided that such managing underwriter(s) must be reasonably acceptable to the Company.

                  (b) Number of Demands; Limitations on Demands. The Holders will have the right to request registration pursuant to this Section 7.1 an aggregate of two (2) times; provided that any registration requested by a Holder pursuant to this Section 7.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 7.1(b)), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Holders and, as a result thereof, the Registrable Securities requested to registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason or some act of omission by the Holders. Notwithstanding anything to the contrary contained in this Section 7.1, without the prior written consent of the Company (which may be withheld by the Company in its sole discretion), the Holders shall not be permitted to exercise any of the demand registration rights referred to in this Section 7.1 until 120 days following the date of the successful consummation of an IPO.

                  (c) Defined Terms. The term "Holder" shall mean and include CUC and any of the Permitted Transferees of CUC; provided that, whenever any action is required under this Agreement by or on behalf of the Holders, the actions or decisions of those Holders who hold a majority of the Registrable Securities covered by the Registration Statement shall be binding on all Holders. The term "Registrable Securities" shall mean any Capital Stock owned or held by the Holders, whether pursuant to this Agreement or otherwise; provided that in the event that the Holders request at any specific time pursuant to this Section 7.1 the registration under the Securities Act of any amount of Capital Stock which represents a Share Ownership Interest of less than five percent (5%), then the term "Registrable Securities" shall exclude any amount of such Capital Stock in question which the Holders are then permitted to resell pursuant to the provisions of Rule 144 promulgated under the Securities Act. The term "Registration Period" shall mean the period which shall run from the date on which the Registration Statement has been declared effective by the SEC and shall expire on the earlier of (x) the first date on which the Holders are permitted to resell all such Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, (y) the date upon which there shall cease to be any Registrable Securities, or (z) 180 days after the date on which the Registration Statement has been declared effective by the SEC.

         7.2 Piggyback Registration Rights. If at any time following any registration by the Company of Capital Stock under the Securities Act, the Company proposes to effect another registration of Capital Stock under the Securities Act, whether or not for sale for its own account and (subject to the provisions of Section 7.1 above) whether or not pursuant to the exercise of any of the demand registration rights referred to in Section 7.1 hereof, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time, subject to the provisions of Sections 7.1 above and this Section 7.2, give prompt written notice to all Holders of its intention to do so and of each Holder's rights under this Article VII, at least 25 days prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer to the Holders the opportunity to include in such registration statement such number of Registrable Securities as the Holders may request. Upon the written request of any Holder made within 15 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act and the qualification under any applicable state securities or blue sky laws (subject to the provisions of Section 7.4(d) below) of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided that:

                  (a) if such registration involves an underwritten public offering, all Holders requesting to be included in the Company's registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company on the same terms and conditions as apply to the Company or any selling securityholder;

                  (b) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 7.2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to the rights of the Holders immediately to request that such registration be effected as a registration under Section 7.1);

                  (c) any Holder requesting to be included in such registration may elect, in writing at least 10 days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration;

                  (d) the Company shall not be required to effect any registration of Registrable Securities under this Section 7.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

                  (e) no registration of Common Stock effected under this
Section 7.2 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 7.1.

         7.3 Priority in Piggyback Registrations. If a registration referred to in the first sentence of Section 7.2 is to be an underwritten offering and the managing underwriter(s) advise the Company in writing that, in its or their opinion, the number of shares of equity securities of the Company (including all shares of Registrable Securities) which the Company, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company shall include in such registration: (i) first, all securities the Company proposes to sell for its own account (the "Company Securities"), (ii) second, to the extent that the number or dollar amount of the Company Securities is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Registrable Securities requested to be sold by any Holder pursuant to Section 7.2 hereof (the "Piggyback Securities") (provided that if the number of the Company Securities and Piggyback Securities exceeds the number of shares or securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Securities to be included in such offering shall be allocated pro rata among all holders of Piggyback Securities on the basis of the relative number or amount of Piggyback Securities each such holder has requested to be included in such registration), and (iii) third, to the extent that the number of Company Securities and Piggyback Securities is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of any other persons (allocated among the persons holding such other securities in such proportions as such persons and the Company may agree). Notwithstanding the provisions of this Section 7.3, in the event that the Company grants after the date hereof to any then-existing Stockholder (a "Similar Piggyback Holder") any piggyback registration rights which are either substantially similar to, or no more favorable to such Stockholder than, the provisions of this Article VII (provided that such grant is otherwise in compliance with the provisions of this Agreement) (such other piggyback registration rights, the "Similar Piggyback Rights"), the Holders' priority rights under clause (ii) above shall be shared pro rata with any such Similar Piggyback Holder, pro rated in accordance with the amount of Capital Stock which such Holders propose to register pursuant to Section 7.2 in comparison to the amount of Capital Stock which any such Similar Piggyback Holder proposes to register pursuant to such Similar Piggyback Rights.

         7.4 Registration Procedure. Upon the terms and subject to the conditions of this Article VII, the Company shall, in effecting any registration of the Registrable Securities pursuant to this Article VII:

                  (a) Pre-Filing Draft of Registration Statement. Not less than 15 days prior to the initial filing of the Registration Statement with the SEC, furnish to CUC and to one law firm selected by the Holders copies of all such documents proposed to be filed, give CUC and such law firm the opportunity to communicate any comments they may have on such documents and, to the extent that CUC or such law firm make any reasonable comments on such documents relating to the plan of distribution section, the selling stockholder section and any other sections of the Registration Statement which relate to the Holders, modify the Registration Statement accordingly to reflect appropriately any such reasonable comments;

                  (b) Filing of Amendments. Prepare and file with the SEC such amendments and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be reasonably necessary to keep the Registration Statement effective for the Registration Period;

                  (c) Furnishing Copies of Filings. Furnish to the Holders copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                  (d) Blue Sky Filings. Register or qualify the Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by each such Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.5(b)(iv),

(ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

                  (e) Exchange Listing. Use its reasonable efforts to cause the Registrable Securities to be authorized for listing on a national securities exchange or on the NASDAQ Stock Market or NASDAQ National Market, subject to official notice of issuance;

                  (f) Transfer Agent. Provide a transfer agent and registrar for all of the Registrable Securities covered by the Registration Statement not later than the effective date of the Registration Statement;

                  (g) Changes to Registration Statement, Etc. Notify the Holders, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, as soon as reasonably practicable after such time as the Company discovers any facts or circumstances which cause the prospectus included in the Registration Statement to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing; as soon as reasonably practicable after the date of such notification to the Holders, the Company will prepare and furnish to such Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing;

                  (h) Inspection of Documents. Subject to such confidentiality requirements as the Company may reasonably impose (which confidentiality requirements shall not, in any event, be more extensive than the confidentiality requirements set forth in Section 10(a) of the Marketing Agreement), make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders (collectively, the "Inspectors"), during the normal business hours of the Company, all financial and business records of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                  (i) Stop Orders. Notify the Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; and

                  (j) Other Actions. Cooperate with each Holder and its representatives to the extent reasonably required in connection with any registration contemplated pursuant to this Article VII, execute and deliver all such agreements and instruments and take such other actions as may be necessary or appropriate (including without limitation, entering into customary underwriting arrangements with any Holder or underwriter participating in such registration) or as may otherwise be reasonably requested by any Holder in connection with any registration contemplated pursuant to this Article VII, subject in all cases to the Company's right to discontinue, pursuant to Section 7.2(b) above, any registration arising in connection with the provisions of Section 7.2 of this Agreement, and subject to the Company's rights pursuant to the provisions of Section 7.5(c) below.

         7.5      Certain Additional Covenants of the Company and the
Stockholders.

                  (a) Furnishing Information to the Company. The parties agree that the Company may require the Holders to furnish to the Company such information regarding the Holders and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Each of the Holders and its respective representatives shall cooperate with the Company and its representatives to the extent reasonably required in connection with the performance by the Company of its obligations under this Agreement. Each Holder shall notify the Company, as soon as reasonably practicable after such time as such Holder discovers any facts or circumstances which cause the prospectus included in the Registration Statement to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing; as soon as reasonably practicable after the date of such notification to the Company, the Company will prepare and furnish to such Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing.

                  (b) Discontinuing Sales Until Prospectus is Corrected. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.5(a) above or upon the delivery of a similar notice to the Company by Holders pursuant to Section 7.4(g) above, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Holders of the copies of the supplemented or amended prospectus contemplated by such Sections 7.4(g) and 7.5(a) above, and, if so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event of the giving of any such notice contemplated pursuant to Sections 7.4(g) and 7.5(a) above, the Registration Period shall be extended by the number of days during the period from and including the date of the giving of such notice, to and including the date when the Holders shall have received the copies of such supplemented or amended prospectus.

                  (c) Discontinuing Sales Due to Material Disadvantageous Event. With respect to any Registration Statement filed or to be filed pursuant to this Agreement, if the Company is at any time currently involved in negotiations with respect to any material acquisition or disposition transaction involving the Company or there exists any other similar event or condition which is material to the Company, which in any such case has not been publicly disclosed, and as a result thereof it would be materially disadvantageous to the Company for such Registration Statement to become effective or for sales of Registrable Securities to continue pursuant to such registration statement (a "Disadvantageous Condition"), the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice (a "Delay Notice") to such effect to the Holders included or to be included in such registration statement, (x) to cause sales of Registrable Securities by the Holders pursuant to such registration statement to cease, or (y) in the event no such registration statement has yet been filed, to delay filing any such registration statement, until the earlier of (i) the date on which, in the good faith judgment of the Company, such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holders with respect to which any such registration statement has been filed), or (ii) the date on which the material aspects of such Disadvantageous Condition are publicly disclosed and as a result thereof the Registration Statement in question does not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing provisions of this Section 7.5(c)): (1) the Company shall not be entitled to cause sales of Registrable Securities to cease or to delay any registration of Registrable Securities required pursuant to this Section 7.5(c) by reason of any Disadvantageous Condition, for a period of more than seventy-five (75) days from the giving of its Delay Notice to the Holders with respect to such Disadvantageous Condition; and (2) in the event the Company elects to cause Holders to refrain from selling Registrable Securities for any period during the Registration Period, the Registration Period with respect to such Holders shall be extended by the number of days during the Registration Period that such Holders is required to refrain from selling Registrable Securities.

                  (d) Cooperation with Underwriters. In the event that any person retained by any Holder might reasonably be deemed to be an "underwriter" (as such term is commonly understood for purposes of the Securities Act) with respect to the resale of any Registrable Securities pursuant to the Registration Statement, then the Company shall, upon any reasonable request and without limitation to any of the other provisions of this Article VII, (A) provide indemnification to such person on terms similar to the provisions of
Section 7.6 below and on such other customary terms and conditions as might be requested by a similarly-situated underwriter, (B) use its reasonable best efforts to provide to such person a "cold comfort" letter from the independent public accountants of the Company with respect to the financial statements and certain other financial information contained in, or incorporated by reference in, the Registration Statement, which letter shall cover such matters, and be in such form and substance, as is customary for such "cold comfort" letters,
(C)
provide to such person an opinion of counsel, which opinion shall cover such matters, and be in such form and substance, as may be customarily requested by a similarly-situated underwriter, and (D) provide to such person and its representatives reasonable access at all reasonable times to the management and the books and records of the Company, in connection with any due diligence to be performed by such person.

                  (e) Restrictions on Public Sale by Stockholders and Holders. In connection with any public offering of securities of the Company (including, without limitation, any offering contemplated by this Article VII), each Stockholder and each Holder agrees that it will consent to and agree to comply with any "lock up" or "hold back" restriction (i.e., that such Stockholder or Holder shall not effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Capital Stock) that may be reasonably requested by the underwriter(s) or placement or other selling agent(s) of such offering, during the 30 days prior to, and during the 90-day-period (or 120-day-period in the event of an IPO) following, the effective date of the registration statement in question (except for sales which are part of such public offering and specifically registered under such registration statement); provided that the foregoing restriction shall not apply to any party who or which is neither (x) an officer or director of the Company nor (y) a holder of Capital Stock who or which, when taken together with such holder's Affiliates, Associates and Permitted Transferees, holds in the aggregate less than a five percent (5%) Share Ownership Interest.

                  (f) Restrictions on Public Sale by the Company. If any registration of Registrable Securities pursuant to Article VII shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any of its Capital Stock (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or a subsidiary of the Company or in connection with the purchase of all or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 30 days prior to, and during the 90-day-period (or 120-day-period in the event of an IPO) following, the effective date of such registration statement (except for sales which are part of such public offering and specifically registered under such registration statement) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration if permitted).

         7.6      Indemnification.

                  (a) Indemnification by the Company. In connection with the registration of the Registrable Securities under the Securities Act pursuant to this

Agreement, the Company will, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Holders and each other person who participates in the offering or sale of the Registrable Securities on behalf of the Holders (collectively, the "Holder Indemnitees"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's prior consent (which may not be unreasonably withheld) and reasonable attorneys fees and disbursements) to which such Holder Indemnitees may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder Indemnitees for any legal or any other expense reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceedings; provided that the Company shall not be liable in any such case to any Holder Indemnitee or group of Holder Indemnitees to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arose out of or was based upon any untrue statement or alleged untrue statement or omission or alleged omission which was made or done in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus, in reliance upon and conformity with written information furnished to the Company or its representatives by or on behalf of any Holder Indemnitee or group of Holder Indemnitees or by any of their respective representatives; provided further that the Company will not be liable to any such Holder Indemnitees with respect to any preliminary prospectus as then amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Holder Indemnitees results from the fact that such Holder Indemnitees sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such Holder Indemnitees (or has previously notified such Holder Indemnitees in writing to cease selling securities pursuant to such prospectus due to certain specified misstatements or omissions contained therein) and such final prospectus, as then amended and supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the transfer of the Registrable Securities by each such Holder.

                  (b) Indemnification by the Holders. In connection with the registration of the Registrable Securities under the Securities Act pursuant to this Agreement, each Holder hereby agrees that he will indemnify and hold harmless, to the fullest extent permitted by law, the Company or any affiliate of the Company or any other person who participates in the offering or sale of such securities on the Company's behalf, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Holder's prior consent (which may not be unreasonably withheld) and reasonable attorneys fees and disbursements) to which the Company or any affiliate of the Company or any such other person may become subject under the Securities Act, common law or otherwise, up to the amount of all gross proceeds received by each such Holder in the sale of his Registrable Securities, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such alleged or actual misstatements or omissions referred to in clauses (A) and (B) above were done or omitted, etc. in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or by any of his, her or its representatives). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Holder Indemnitee and shall survive the transfer of the Registrable Securities by each such Holder.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Agreement, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying parties similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (unless any meaningful conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof), and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a meaningful conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of only one additional counsel.

         7.7 Expenses. The Company shall pay all registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by the Company, and all other expenses incurred by the Company in connection with each registration of Registrable Securities requested pursuant to this Article VII or otherwise incurred in connection with the Company's performance of or compliance with the provisions of this Article VII; provided that the Company will not be obligated to pay (x) any underwriting discounts, selling commissions or transfer taxes, if any, relating to the sale or disposition of Registrable Securities sold pursuant to any such registration, or (y) any fees or expenses of any separate legal counsel or other advisors retained separately by any Holder.


                                  ARTICLE VIII
                               TERM OF AGREEMENT

         8.1 Term. This Agreement shall terminate automatically without any further action on the part of any parties hereto, upon the earlier of: (a) the ten (10) year anniversary of the date hereof, (b) an IPO, (c) a sale of all or substantially all of the assets or equity interests in the Company to a Third Party (whether by merger, consolidation, sale of assets or securities or otherwise), (d) the written approval by CUC as well as by those Stockholders who collectively hold at least a 50% Share Ownership Interest, or (e) CUC and its Permitted Transferees, taken as a whole, cease to own at least a five percent (5%) Share Ownership Interest; provided that, in the event of an IPO, the provisions of Article III, Section 5.3 (except as otherwise provided in Section 5.3(d)), Section 6.1, Section 6.3, Section 6.4 and Article VII of this Agreement shall continue in full force and effect until the earliest to occur of the events set forth in clauses (a), (c), (d) or (e) of this Section 8.1; provided further that, in any event, the provisions of Articles I, II and IX of this Agreement shall continue in full force and effect, notwithstanding any termination or expiration of this Agreement (subject to the provisions of the next sentence). Further, the parties hereto agree that (i) the representations and warranties set forth in Article II of this Agreement shall survive for a period ending on the eighteen-month anniversary of the date on which such representations and warranties were either made or deemed to have been made (as the case may be), and (ii) each covenant and agreement set forth in this Agreement shall survive the execution and delivery of this Agreement and shall continue until the expiration of the applicable statute of limitations period, unless otherwise expressly provided in this Section 8.1 or otherwise expressly provided elsewhere herein (all of the time periods set forth above, collectively referred to as the "Survival Period"); provided that, notwithstanding anything to the contrary contained herein, in the event that written notice of any claim relating to the breach of any representation, warranty, covenant or agreement shall have been given on or prior to the last day of the applicable Survival Period, such provision shall, with respect to the specific claim made, survive the applicable Survival Period until such claim is finally resolved and all obligations with respect thereto (if any) are fully satisfied. Notwithstanding the foregoing, in the event that CUC and its Permitted Transferees, taken as a whole, cease to own at least a ten percent (10%) Share Ownership Interest, the provisions of Articles III, IV and V of this Agreement shall immediately thereafter terminate.


                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 Arbitration. Any controversies, disputes, actions, causes of action, or other claims arising out of or in connection with the provisions of this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. So long as this Agreement has not previously been terminated in accordance with the provisions of Section
8.1 above, the parties shall continue their performance under this Agreement while the arbitration proceeding is pending. The arbitrator will be authorized to apportion its fees and expenses and the reasonable attorney's fees and expenses of the parties hereto as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expense of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award and actions seeking equitable, injunctive or other similar relief.

         9.2 Relationship of Parties. It is understood and agreed that the relationship of the parties created under this Agreement is that of independent contracting parties, and no partnership, joint venture, agency or other relationship is intended or created hereby, nor shall either party nor any of it affiliates, employees or representatives be construed to be an affiliate, employee, agent or representative of the other party hereto. Except as otherwise expressly set forth in this Agreement or in the Marketing Agreement, the parties hereto acknowledge and agree that each party hereto shall be free to enter into any contractual, business or other relationship(s) with any person with respect to any area of business.

         9.3 Specific Performance. Each of the parties hereto (including any party entering into a supplementary agreement pursuant to Section 6.5 above) acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that (x) in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to specific performance of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity, and (y) each of the parties hereto (including any party entering into a supplementary agreement pursuant to Section 6.5 above) shall waive the defense in any action for specific performance or other equitable relief that a remedy at law would be adequate.

         9.4 Attorneys' Fees. In any legal action or proceeding (including, without limitation, any arbitration proceeding) brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the party or parties which are principally prevailing in such legal action or proceeding shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other available remedy or relief to which such party or parties may be entitled.

         9.5 Expenses. Except as otherwise expressly set forth in this Agreement, all costs and expenses, including all fees and expenses of attorneys, accountants and other advisers, incurred in connection with this Agreement or any matters related hereto, shall be paid by the party incurring such costs and expenses.

         9.6 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telecopied or sent by overnight courier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally or by courier or telecopied, or, if mailed, five business days after the date of mailing, to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                  (i)      if to CUC, to:

                           CUC International Inc.
                           707 Summer Street
                           Stamford, Connecticut  06901
                           Telephone: (203) 324-9261
                           Facsimile: (203) 348-1982
                           Attention: Amy N. Lipton, Esq.


                  (ii)     if to the Company, to:

                           NetGrocer, Inc.
                           919 Third Avenue, 18th floor
                           New York, New York 10022
                           Telephone: (212) 980-4770
                           Facsimile: (212) 980-3899
                           Attention: Daniel Nissan

                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103
                           Telephone: (212) 318-3000
                           Facsimile: (212) 752-5958
                           Attention: Sheldon G. Nussbaum

                  (iii) If to any of the Stockholders entering into this Agreement on the date hereof, to:

                           Uri Evan
                           50 E. 77th Street
                           New York, N.Y.  10021
                           Telephone: (212) 861-1996
                           Facsimile: (212) 472-5012

                  (iv) if to any other party hereto, to the address specified by such party in any supplementary agreement entered into by such party.

         9.7 Entire Agreement; Waivers; Amendments. This Agreement, together with the Marketing Agreement, the Convertible Debenture, the Additional Convertible Debenture, the Escrow Agreement, the Non-Competition Agreement and any schedules attached hereto and made a part hereof, constitute the entire agreement between the parties as to the subject matter hereof, and shall supersede all prior understandings, letters, agreements, contracts and other documents. No failure or delay by any party to exercise, and no course of dealing with respect to, any right of any such party regarding an obligation of any other party to this Agreement, shall operate as a waiver thereof, unless agreed to in writing by the parties in question. Any single or partial waiver by either party of any obligation of the other party under this Agreement shall constitute a waiver of such obligation only as specified in such waiver and shall not constitute a waiver of any other obligation; in addition, no single or partial exercise of any power or right shall preclude any party's other or further exercise or the exercise of any other power or right. This Agreement may not be amended, modified or supplemented, and no waivers of, consents to or departures from the provisions hereof may be given, without the prior written consent of (i) each of the Company and CUC and (ii) the Stockholders owning in the aggregate at least a 50% Share Ownership Interest.

         9.8 Governing Law; Construction; Headings. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The construction and interpretation of this Agreement shall not be strictly construed against the drafter. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         9.9 Successors; Assigns; Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, permitted successors and assigns and legal representatives. Neither this Agreement nor any right hereunder may be assigned, whether voluntarily or by operation of law, by either party hereto without the prior written consent of the other party hereto (which consent may not be unreasonably withheld); provided that no such consent shall be necessary for such an assignment, transfer or delegation by any party hereto to any of its Affiliates, so long as such assigning party remains liable with respect to its obligations hereunder and such Affiliate enters into a supplementary agreement in accordance with the provisions of Section 6.5 above.

         9.10 No Third Party Beneficiaries; Defaults. Nothing in this Agreement is intended to confer any rights or remedies on any person or entity which is not a party to this Agreement. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

         9.11 Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         9.12 Further Assurances. Each party hereto or person or entity subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person or entity subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

         9.14 Interpretation. The parties hereto agree that, whenever any matter is stated in this Agreement to be (a) to the "knowledge of the Company" or to the "best knowledge of the Company", such reference shall be deemed to include the knowledge of each of the officers and directors of the Company, in each case after reasonable inquiry by such persons as to such matter, and (b) "in the ordinary course of the Company's business" or any phrase of similar meaning, such reference shall be deemed to refer to the ordinary course of the Company's business, consistent with the normal business practices of companies in the same industry as the Company and, where applicable, entered into on an arm's length basis.

         9.15 Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Capital Stock by reason of any reorganization, any recapitalization, reclassification, merger consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Capital Stock or any other change in the Company's capital structure, appropriate adjustments shall be made in the percentages specified in this Agreement so as to preserve as far as reasonably practicable, the original rights and obligations of the parties hereto under this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of each of the parties hereto as of the date first above written.

                                            CUC INTERNATIONAL INC.

                                            By: /s/ Cosmo Corigliano
                                               --------------------------------
                                               Name: Cosmo Corigliano
                                               Title: Senior Vice President

                                            NET GROCER INC.

                                            By: /s/ Daniel Nissan
                                               --------------------------------
                                               Name: Daniel Nissan
                                               Title: President & CEO

                                            /s/ Frederick R. Adler
                                            -----------------------------------
                                            Frederick R. Adler

                                            /s/ Uri Evan
                                            -----------------------------------
                                            Uri Evan

                                            /s/ John G. Kirsch
                                            -----------------------------------
                                            John G. Kirsch

                                            /s/ Blair W. Effron
                                            -----------------------------------
                                            Blair W. Effron

                                            /s/ David E. Cohen
                                            -----------------------------------
                                            David E. Cohen

                                            /s/ Dinah A. Evan
                                            -----------------------------------
                                            Dinah A. Evan

                                            /s/ Daniel Bergman
                                            -----------------------------------
                                            Daniel Bergman

                                            /s/ Rafael I. Evan
                                            -----------------------------------
                                            Rafael I. Evan

                                            /s/ Elliot Ashkanazi
                                            -----------------------------------
                                            Elliot Ashkanazi

                                            /s/ David J. Evan
                                            -----------------------------------
                                            David J. Evan

                                            /s/ Laurence C. Leeds
                                            -----------------------------------
                                            Laurence C. Leeds

                                            /s/ Yoram Evan
                                            -----------------------------------
                                            Yoram Evan

                                             /s/ Bruce A. Lazare
                                            -----------------------------------
                                            Bruce A. Lazare

                                            /s/ Robert Hyland
                                            -----------------------------------
                                            Robert Hyland

                                            /s/ Jeffrey A. Steinberg
                                            -----------------------------------
                                            Jeffrey A. Steinberg

                                            /s/ Richard D. Falcone
                                            -----------------------------------
                                            Richard D. Falcone

                                            /s/ Daniel Nissan
                                            -----------------------------------
                                            Daniel Nissan

                                            /s/ Fred Horowitz
                                            -----------------------------------
                                            Fred Horowitz


                                            LONGVIEW PARTNERS, L.P.

                                            By: /s/ Frederick R. Alder
                                               --------------------------------
                                               Name:
                                               Title:


                                            HOROWITZ FAMILY TRUST

                                            By: /s/ Fred Horowitz
                                               --------------------------------
                                               Name:
                                               Title:


                                           UME L.L.C.

                                            By: /s/ Uri Evan
                                               --------------------------------
                                               Name:
                                               Title:


                                            BANBURY ASSOCIATED, F.A.

                                            By: /s/ Uri Evan
                                               --------------------------------
                                               Name:
                                               Title:

                                            MASON PATRICK CORP.

                                            By: /s/ Uri Evan
                                               --------------------------------
                                               Name:
                                               Title:


                                            ESI PROJECTS LIMITED

                                            By: /s/ Uri Evan
                                               --------------------------------
                                               Name:
                                               Title:


                                            TIVERTON INTERNATIONAL CORP.

                                            By: /s/ Uri Evan
                                               --------------------------------
                                               Name:
                                               Title: